AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF OPPENHEIMER HOLDINGS INC. The undersigned Chief Executive Officer and President of Oppenheimer Holdings Inc., a corporation organized under the General Corporation Law of the State of Delaware (the “DGCL”), does execute this Amended and Restated Certificate of Incorporation and does hereby certify as follows: Article I The name of the Corporation is Oppenheimer Holdings Inc. (the “Corporation”). Article II The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive in the City of Wilmington, County of New Castle County. The registered agent in charge thereof is Corporation Service Company. Article III The nature of the business and purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. Article IV The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100,099,665 shares, consisting solely of: 50,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”); 50,000,000 shares of Class A Non-Voting Common Stock, par value $0.001 per share (the “Class A Common Stock”); and 99,665 shares of Class B Voting Common Stock, par value $0.001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”). The following is a statement of the powers, designations, preferences, relative rights, qualifications, limitations, and restrictions in respect of each class of capital stock of the Corporation. A. COMMON STOCK. 1. General. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of Preferred Stock.

2. Voting. The holders of Class B Common Stock are entitled to one vote for each share held as of the record date for each meeting of stockholders. Except as expressly provided herein or as required by law, the holders of Class A Common Stock will have the same powers, rights, and preferences as, and will rank equally and share proportionately with, and be identical in all respects as to all matters to, the Class B Common Stock, including the right to attend stockholders meetings and receive informational distributions from the Corporation with respect to such meetings; provided, however, that the holders of Class A Common Stock will have no voting rights other than those voting rights required by law. There shall be no cumulative voting. 3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the board of directors of the Corporation (the “Board of Directors”) and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock. B. PREFERRED STOCK. Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board is also authorized to determine or alter the powers, rights, preferences, qualifications, restrictions, and limitations granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. C. GENERAL. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote. Article V No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article VI shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transactions from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

Article VI The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that the Covered Person, or a person for whom the Covered Person is the legal representative, is or was a director, officer, or employee of the Corporation or, while a director, officer, or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the board of directors of the Corporation. Any amendment, repeal or modification of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. Article VII Any action required or permitted to be taken by the stockholders of the Corporation may be taken only at a duly called annual or special meeting of the stockholders, and no action may be taken by the written consent of stockholders. Article VIII In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, adopt, amend, alter and repeal the by-laws of the Corporation. The effective time of this Certificate of Incorporation shall be 5 p.m. Eastern time on May 4, 2026.

The undersigned hereby acknowledges that the foregoing Amended and Restated Certificate of Incorporation is his act and deed on this 4th day of May, 2026. By: /s/ Robert.S. Lowenthal Name: Robert S. Lowenthal Title: Chief Executive Officer and President